UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 6, 2012

EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

               Maryland                                        1-8100                                                     04-2718215

    (State or other jurisdiction

(Commission

(IRS Employer

        of incorporation)

  File Number)

            Identification No.)

    Two International Place, Boston, Massachusetts

             02110

(Address of principal executive offices)

          (Zip Code)

Registrant’s telephone number, including area code   (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.01.

Completion or Disposition of Assets.

On August 6, 2012, Eaton Vance Management Canada Ltd., a British Columbia corporation (“EVMC”), which is an indirect wholly owned subsidiary of Eaton Vance Corp., a Maryland corporation (the “Company”), completed its acquisition (the “Acquisition”) of 49% of the issued and outstanding capital stock of Hexavest Inc., a Québec corporation (“Hexavest”), pursuant to the previously announced Share Purchase Agreement, dated as of June 15, 2012 (the “Agreement”), by and among Hexavest, its shareholders (collectively, the “Shareholders”), 9264-7064 Québec Inc. and EVMC.  Pursuant to the terms set forth in the Agreement, at the closing of the acquisition EVMC made aggregate payments of CAN$192.6 million, of which CAN$3.1 million was applied to satisfy the aggregate balances owed by the Shareholders under certain credit facilities described in the Agreement and CAN$19.2 million was placed into a third-party escrow account.  The closing payments and application of the escrowed funds are subject to post-closing adjustment pursuant to the Agreement.  The Shareholders may be entitled to receive from EVMC up to two additional contingent payments based upon Hexavest’s revenues during the first two 12-calendar-month periods following the completion of the Acquisition.

On August 6, 2012, the Company issued a press release announcing that EVMC completed the Acquisition.  English and French copies of the press release are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
2.1

Share Purchase Agreement, dated as of June 15, 2012, by and among Hexavest Inc., its shareholders, 9264-7064 Québec Inc. and Eaton Vance Management Canada Ltd. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Eaton Vance Corp. on June 20, 2012).

99.1	Press release dated August 6, 2012 (English Version).
99.2	Press release dated August 6, 2012 (French Version).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

(Registrant)

By:

/s/ Laurie G. Hylton

Laurie G. Hylton

Chief Financial Officer & Chief

Accounting Officer

Dated:  August 9, 2012